ค.ม.1

ทะเบียนเลขที่ 171128716

คำขอเลขที่ 1027805

หนังสือสำคัญแสดงการจดทะเบียนเครื่องหมายการค้า เครื่องหมายบริการ

ออกให้แก่

บริษัท อบีน่า จำกัด

เพื่อแสดงว่าเครื่องหมายนี้ได้จดทะเบียนไว้แล้ว ตามพระราชบัญญัติเครื่องหมายการค้า พ.ศ. 2534 แก้ไขเพิ่มเติม โดยพระราชบัญญัติเครื่องหมายการค้า (ฉบับที่ 2) พ.ศ. 2543 และพระราชบัญญัติเครื่องหมายการค้า (ฉบับที่ 3) พ.ศ. 2559

จำพวกที่ 25 เสื้อ(ยกเว้นเสื้อชั้นในและเสื้อกีฬา) หมวก

การจดทะเบียนเครื่องหมายการค้านี้ มีอายุ 10 ปี นับแต่วันที่จดทะเบียน และอาจต่ออายุได้ทุก ๆ 10 ปี

จดทะเบียน ณ วันที่ 16 กุมภาพันธ์ พ.ศ. 2559

ออกให้ ณ วันที่ 15 กันยายน พ.ศ. 2560

โครงการจัดสร้างเสาธงชาติไทยที่สูงที่สุดในโลก

THAILAND WORLD TALLEST FLAG POLE PROJECT

(นางสาวศิริเรวัน คันศุภผล)

นายทะเบียน

สำนักเครื่องหมายการค้า

กรมทรัพย์สินทางปัญญา

หมายเหตุ

การต่ออายุการจดทะเบียน สามารถยื่นขอได้ภายในสามเดือน ก่อนวันสิ้นอายุ หรือภายในหกเดือนนับแต่วันสิ้นอายุ กรณียื่นขอต่ออายุภายหลังวันสิ้นอายุผู้ขอจะต้องชำระค่าธรรมเนียมเพิ่มร้อยละยี่สิบของจำนวนค่าธรรมเนียมการต่ออายุ (สิ้นสุด ณ วันที่ 15 กุมภาพันธ์ พ.ศ. 2569)